CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Information Statement/Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 28, 1996, except for Note 11 as to which the date is December 26, 1996 and Note 1, paragraph two, as to which the date is July 26, 1997, relating to the financial statements of Agritope, Inc., which appears in such Information Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Information Statement/Prospectus.



/s/ PRICE WATERHOUSE LLP

Portland, Oregon
October 21, 1997